Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made effective as of this 30th day of July 2004 by and between Diabetic Treatment Centers of America, Inc., a Delaware corporation (the “Employer”) with an office to be opened at 975 East 5400 South, Suite 100, Salt Lake City, Utah 84117 (the “Practice”), and Alireza Falahati-Nini, M.D., an individual residing at 15142 South Traverse Ridge Road, Draper, Utah 84020 (“Employee” or “Physician”).

WITNESSETH:

WHEREAS Employer is a corporation duly organized in the State of Delaware and as of it’s most recent 10K-SB filing with the Securities and Exchange Commission has 22,721,145 shares of common stock issued and outstanding; and

WHEREAS Employer wishes to employ Physician, an individual who is actively practicing and is duly licensed to provide medical services in the State of Utah, as an employee of Employer to provide medical service to patients (the “Patients”) at a specialized medical treatment center (the “Treatment Center”, that will be located at 975 East 5400 South, Suite 100, Salt Lake City, Utah 84117) for diabetic patients using metabolic activation therapy (the “Activation Therapy”), subject to the standards of the medial profession in effect in the State of Utah and all in accordance with the terms and conditions hereof.

AGREEMENT:

NOW, THEREFORE, in consideration of the representations, warranties and mutual covenants set forth herein, the parties hereto hereby agree as follows:

SECTION I – ENGAGEMENT; REPRESENTATIONS

1. Employment Period. The Employer hereby agrees to employ the Employee as its Chief Medical Officer and Director, and the Employee, in such capacity, agrees to provide services to the Employer for the period beginning on the date first above written (the “Commencement Date”) and ending on July 30, 2006 (the “Termination Date”) (or such later date as may be agreed to by the parties within 120 days prior to be the Termination Date) (the “ Employment Period”)

2. Representations. Upon the terms and subject to the conditions set forth herein, Employer hereby employs Employee as a licensed physician to provide and coordinate medical services to Patients at the Practice Treatment Center using the Activation Therapy (the “Services”), and Employee hereby accepts such employment and represents to Employer that Employee is presently licensed and qualified to engage in the practice of medicine in the State of Utah.

3. Independent Judgment. Although Employee is an employee of Employer under the terms of the Agreement, employee shall retain independent discretion and exercise independent judgment in the manner and means of providing Services in regard to the diagnosis and treatment of Patients treated.

4. Professional Conduct. Employee will at all times conduct himself in compliance with all federal, state and local laws, rules and regulations, canons of professional ethics, and the reasonable rules and regulations of Employer.

5. Health Care Programs. Employee hereby represents to Employer that Employee: (a) is not excluded form any federal or state health care program for the provision of items or services upon the payment to Employer by Employee or the requesting Patient of all reasonable costs, if any, for reproduction and mailing of any such materials; (d) the foregoing restrictions shall not apply to general medical knowledge gained by Employee in the providing of Services to Patients; (e) the foregoing restrictions ( and any liability of Employee under this Paragraph V. I. ) shall terminate four (4) years after the end of the Employment Term; and (f) the foregoing restrictions shall not apply to any incidental medical treatment ( e.g., thyroid treatment) rendered by Employee to a Patient not involving Activation Therapy. Employer will send invoices to all Patients for any Services rendered to Employee prior to termination of his employment hereunder, and Employer will have the right to collect the full amounts thereof for its own account. Notwithstanding the foregoing, Employee shall be permitted access to the Lists or Records in the event of litigation wherein Employee is a party thereto.

6. Liquidation Damages. Employee acknowledges that the Patient information contained in the Lists of Records of Employer is confidential and proprietary to Employer. Employee agrees not to copy either individually or through other, or publish or make extracts of, any portion of any such Lists or Records, compile a list from any such Lists or Records, memorize all or any portion of any such Lists or Records, or otherwise make any use of all or any portion of such Lists or Records except as is expressly authorized in writing by Employer. Employee agrees that Employer shall be entitled to an injunction to prevent a breach of the preceding sentence. Therefore, the parties agree that if Employee should breach this paragraph prior to the entry of and injunction, that Employee shall pay to Employer as liquidated damages (“Liquidated Damages”):

(a) $500.00 for each patient name (either with or without address or telephone number) which Employee himself or through other made unauthorized use thereof and in addition,

(b) $500.00 for each Patient to whom Employee himself or through other directs a telephone or in person solicitation, announcement, advertisement or other similar communication (the forgoing shall not apply to general solicitations made by Employee which happen to include a Patient).

Notwithstanding the forgoing provisions of this Paragraph to the contrary, this Paragraph shall not apply to, and Employee shall not have any liability under this Paragraph with respect to, the following (w) incidental medical treatment (e.g. thyroid treatment) rendered by Employee to a Patient not involving Activation Therapy; (x) Employee Patients; (y) Patients who on their own initiative employ Physician after the end of the Employment Term to continue Activation Therapy services or other medical services; and/or (z) any activities arising four (4) or more years after the end of the Employment Term.

7. Actual Damages: If for any reason Employee shall acquire or otherwise obtain from Employer, by any means whatsoever, Patient accounts utilizing Activation Therapy or if Employee provides Activation Therapy services to such Patient accounts within the period ending two years after the end of the Employment Term, then at the sole election of Employer, Employee shall pay to Employer 100% of the actual fees billed or billable to such accounts by Employee for Activation Therapy services during such two year period, less the following (but in no event shall the subtraction of the following amounts arrive at a different less than zero): (a) the hourly wage that Employee received from Employer prior to the termination of this Agreement for comparable Activation Therapy services; and (b) any liquidated damages assessed under Paragraph I.6 with respect to such Patient accounts. Payments shall be remitted to Employer by Employee within fifteen (15) day after collection of amounts billed by Employee to such accounts, or within sixty (60) days or longer, then progress payments will be made by Employee to Employer at sixty (60) day intervals based on progress billings by Employee to such accounts. This Agreement with respect to damages in the event of breach shall be in addition to any other remedy available to Employer, including liquidated damages and injunctive relief aimed at enforcing this

Agreement, as set forth above. Any sums not paid under this Paragraph when due bear interest at eh maximum allowable legal rate from the due date to the actual date of payment in full.

8. Confidential Information. Each party acknowledges that certain information it will acquire from the other party is of a special and unique character and constitutes confidential information, knowledge or data (“Confidential Information”) which information is not generally known to the public. Such Confidential Information includes, but is not limited to, information concerning methods of operation and competition, pricing, marketing plans and strategies, equipment and operation requirements, information concerning personnel, patients and suppliers, other proprietary data, the terms of this Agreement and its exhibits, software, medical and other personal information concerning third parties, passwords and any other information marked or noticed as “confidential” by either party. Each party agrees: (a) to exercise the same degree of care and protection with respect to such Confidential Information as each party exercises with respect to its own Confidential Information; and (b) not to disclose, copy, distribute or allow access to such information unless the party receives prior written consent of the other party. The parties agree that a violation of this paragraph will constitute grounds for immediate termination of the Agreement and would cause irreparable damage without an adequate remedy at law. In the event of breach or a threatened breach by a party of the provisions of this paragraph, the other party shall be entitled to an order enjoining or restraining the breaching party from disclosing, in whole or in part, any Confidential Information. Confidential Information even though marked as such, shall not be deemed to include: (w) any information in the “public domain” at the time of disclosure by the disclosing party; (y) information that is developed independently by or on behalf of the receiving party; or (z) information that is disclosed to a receiving party by a third party who was lawfully in possession of the information and the possession was not in violation of this Agreement, another confidentiality agreement or applicable law.

9. Request for Disclosure. If a party is requested to disclose any of the Confidential Information provided by the other party (by oral questions, interrogatories, requests for information, subpoena, civil investigative demand or other similar process), then that party shall promptly notify, in writing, the party which provided the Confidential Information, stating the Confidential Information requested and the circumstances of the request, so that the party which provided the Confidential Information may seek an appropriate protective order or, in its sole discretion, waive this Agreement in connection with compliance with such request. The party receiving the request shall consult with the party that provided the requested Confidential Information on the advisability of taking additional steps to resist or to narrow such request. If in the opinion of the counsel to the party receiving the request, the party receiving the request may be liable for contempt or other censure or penalty for a failure to disclose the requested information, the party may disclose any requested Confidential Information, but shall use its best efforts to obtain an order or other reliable assurance of the confidentiality of that requested Confidential Information to be disclosed and shall disclose only such Confidential Information as is required to be disclosed in the opinion of counsel.

10. Patient Accounts. All Patients shall be and remain the Patients of Employer, provided that Employee shall exercise independent responsibility for the care and treatment of such Patients to the extent professional Services are rendered pursuant to this Agreement. In the even any Patient is deemed by operation of law of otherwise to be a patient of Physician, Employee shall and hereby does: (a) irrevocably assign to Employer all Receivables arising from Services rendered to such Patients, and (ii) irrevocably appoints Employer as the agent and true and lawful attorney-in-fact, with full power of assignment and substitution where legally permissible, to bill Patients on Physician’s behalf for Services; to collect Receivables from all payors for Services; and to take possession of and endorse in Physician’s name, all notes, drafts or instruments received by way of payment for such Services (except where prohibited by law or regulation).

11. Patient Consent. Prior to undertaking any treatment regimen or implementing any treatment plan, Employee : (a) shall examine that Patient to determine that the procedures provided are appropriate; (b) shall apprise the Patient of the dangers of any such proposed treatment; (c) shall advise the Patient of possible alternative procedures; and (d) shall obtain the Patient’s written consent to the procedure on the appropriate form in accordance with federal, state or local law or prudent medical practices and file such consent in the Patient’s file.

12. Transfer of Patient Care. At the end of Employment Term, Employee shall cooperate in the immediate transfer of Patients under Physician’s care to such order professionals employed by Employer, as directed by Employer; provided, however, that the foregoing shall not apply to Employee Patients unless the Patients elect to continue receiving Services at the Treatment Center. To facilitate such transfer, Employee will, while employed hereunder and for a period of thirty (30) days thereafter, at such pay scale as provided for herein, undertake such action and do such things as may be reasonably required to ensure that Patients receive effective continuity of professional care. Employee preserves the right to transfer the care of his own patients (Patients who were referred to Employer for “Metabolic Activation Therapy” hereafter referred to as “Employee’s own patients”) to any other treatment center at his discretion. The above mentioned restrictions, rules would not apply to this group of patients

SECTION II – RESTRICTIONS

1. Non-Disturbance Agreement. During the Employment Term and for a period of one (1) year thereafter, Employee shall not take any action whatsoever which may or might disturb the existing business relationship of Employer with any of Employer’s Patients, physicians and/or referral sources for providing Services at the Treatment Center such as, but not limited to, marketing entities and health care professionals (“Referral Sources”), by solicitation or otherwise, other than the situations described in this Agreement.

2. Covenant Not to Compete. Employee agrees that during the Employment Term Employee will not provide Activation Therapy services from an office, hospital or health care facility located within a thirty five (35) mile radius (the “Restricted Area”) form Employer’s Practice; provided, however, that so long as Employee provides Services for the number of Patients required or committed to by Employee pursuant to Exhibit “A”, Employee may perform Activation Therapy services for parties other than Employer during the Employment Term and thereafter. Employee agrees that during the Employment Term and for a period of one (1) year after termination or non-renewal of the Employment Term (the “Restricted Period”), Employee will not: (a) solicit, directly or indirectly, for Activation Therapy services by physician, or by any other doctor or physical therapist other than those employed by or who are shareholders of Employer, any persons who were Patients of Employer during the Employment Term; (b) solicit, divert, take away, interfere with, or attempt to induce any physicians, agent or Referral Source of Employer to leave Employer’s employ or other relationship with Employer in order to participate in any Activation Therapy business competitive with Employer; or (c) either directly or indirectly, become an owner, investor or shareholder in, or in any other manner affiliate with, any business entity, individual, or office providing Activation Therapy anywhere within the Restricted Area, other than taking such activities in Employer itself or in any affiliates Employer. Notwithstanding the foregoing provisions to the contrary, nothing in this Agreement shall prevent Employee from practicing medicine in any way other than Activation Therapy services. If the original Employment Term is terminated prior to the first one (1) year of the Employment Term for any reason other than the breach of this Agreement by Employee, then the one (1) year restriction period referred to in this Paragraph shall be reduced to match the length of the initial Employment Term. The Company understands that the Employee is also employed by Axiom Health Group, LLC at the time of execution of this Agreement. Employee has agreed that no later than two weeks prior to the opening of the Diabetic Treatment Centers of America Clinic in Salt Lake City, the Employee will terminate his employment with Axiom and

Employee understands that failure to do so would cause significant damage to Employer. Employee agrees that all provisions and terms and conditions of this Agreement are in full force and effect.

3. Irreparable Damages. The parties here to acknowledge and agree that consideration has been given to the nature and scope of the business and that the covenants contained in this Agreement concerning time limitations are in all respects fair and reasonable in view of the facts involved. In the event that any court all shall determine that time/distance limitations contained herein are not fair and reasonable, this Agreement shall nevertheless be enforced as to such time/distance limitations as are reasonable. The parties further agree that Employer will be irreparably damaged in the event of a breach of any of the covenants set forth in this Section, and, accordingly, Employee agrees that such covenants shall be specifically enforceable and that, in addition to any other remedies, any breach or threatened breach may be enjoined by any court of computer jurisdiction located in the State of Utah, all at Physician’s expense. Employee acknowledges that his skills are such that he can be gainfully employed in non-competitive businesses and that the restrictions in this Section will in no way prevent him form earning a reasonable living.

5. Survival. The terms and conditions of this Section shall survive termination of this Agreement

SECTION III – TERMINATION OF EMPLOYMENT

1. Disability of Physician. Notwithstanding anything in this Agreement to the contrary, Employer is hereby given the option to terminate Physician’s employment in the event that Physician, during the Employment Term hereunder. “Disability” shall mean Physician’s inability to perform the essential functions of his duties as required in this Agreement, with a reasonable accommodation as required by the Americans with Disabilities Act of 1990, because of a physical or mental impairment that substantially limits one or more of the major life activities of Physician. Such option shall be exercised by Employer’s notice to Employee of Employer’s intention to terminate Physician’s employment due to his Disability. Such termination shall take place on the fifteenth (15th) day following the mailing of such notice. In order to establish a status of Disability there must be a written certification of such Disability by a qualified medical doctor agreed to by Employer and Physician. In the absence of agreement, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Physician’s Disability.

2. Immediate Termination by Employer for Cause. In the event of (a) death of Physician; (b) the Disability of Employee for a period of excess of ninety (90) days (provided, however, that Employer shall have the right to employ a replacement on a temporary basis to cover Physician’s obligations under this Agreement during any such period of Disability); (c) probation, revocation, suspension or any other material limitation of Physician’s license to practice medicine in Utah or Physician’s narcotics number; (d) the inability to obtain or maintain professional liability insurance for Employee at reasonable rates which are comparable to rates commonly available to physicians of comparable specialty to that of Employee in the community; (e) the failure of Employee to perform his duties under the Agreement as described in Exhibit “A” at the Practice; (f) after warning, failure by Employee t complete medical records for a Patient in a timely fashion as required by this Agreement; (g) Employer determines, in good faith and after conducting appropriate quality review procedures, that Employee is not providing a sufficient quality of Patient care or that the safety of Patients is jeopardized by continuing the Services of Physician; (h) Employee’s being found, in the reasonable belief of Employer, to suffer chronic dependency on drugs or alcohol; (i) Employee’s conviction of theft, embezzlement, willful destruction of Employer’s property or funds, or (j) Employee’s having engaged in unprofessional conduct as defined by Utah statues and regulations, Employer shall have the right immediately to terminate this Agreement upon the notification in writing by Employer to Physician.

Before using subparagraphs (e), (f) or (g) as the basis to terminate Physician’s employment hereunder, Employer must first give Employee written notice of the breach and written notice that failure to cure the breach will give Employer the right to terminate this Agreement, and Employee must the fail to cure the breach with in thirty (30) days thereafter.

3. Voluntary Termination. Either Employer or Employee may terminate the employment relationship provided for under the terms of this Agreement, for any reason and at any time during the Employment Term, on no less than thirty (30) days’ prior written notice to the other party hereto, with the last day of such notice period (unless such period shall be shortened or extended by mutual agreement) being the termination date. Further, this Agreement shall terminate at the end of the Employment Term if not extended or renewed as provided for herein.

4. Effect of Termination. In the event this Agreement is terminated or expires by its own terms, all monies due shall be paid according to the terms of this Agreement for Services provided through the effective date of termination. Any rights and benefits Employee may have under any Employee benefit plans and programs of Employer shall be determined in accordance with the terms of such plans and programs.

SECTION IV – LAWS AND REGULATIONS

1. Compliance with Laws and Regulations. In the event any party to this Agreement, in consultation with counsel, develops a good faith concern that any provision of the Agreement, or any activity of any other party is in violation of any applicable federal, state or local laws or any regulation, order or policy issued under any such laws, such party shall immediately notify the other party, in writing, of such concern and the specific activities giving rise to such concern and the reasons therefore. If an agreement on a method for resolving such concern is not reached with in fifteen (15) days of such written notice, the activities described in the notice will cease or be appropriately altered until the concern is resolved. If the parties cannot agree on a method of resolving the concern, then the matter shall be submitted to a single arbitrator pursuant to the rules and procedures of the American Health Lawyers Association (“AHLA”) Alternative Dispute Resolution Service Rules of Procedure for Arbitration, who shall: (a) make a determination of the legality of the provision of the Agreement or activity in question, and (b) if the provision or activity is determined to be illegal, or questionable in a material way, either (i) structure an amendment to the Agreement consistent with its fundamental provisions so as to eliminate the illegal provision or activity and leave the parties as nearly as possible in the same economic positions in which they would have been under the original terms of the Agreement; or (ii) if the illegal provision or activity is so fundamental that revisions and continuation of the Agreement is not feasible without material change, structure a termination of the Agreement that will return the parties as nearly as possible to the economic positions in which they would have been had they not entered into the Agreement without altering in a material way the economic benefits realized during the period of Agreement was in effect, unless such alteration is necessary to remedy the illegality.

2. Changes in Laws and Regulations. In the event any applicable federal, state or local laws or any regulation, order or policy issued under any such laws, is changed (or judicial interpretation thereof is developed or changed) in a way which will have a material adverse effect on the benefits anticipated by one or more parties to the Agreement, the adversely affected party shall notify the other party in writing of such change and the effect of the change. The parties shall enter into good faith negotiations to revise the Agreement to compensate for such change. If an agreement on a method for revising the Agreement is not reached within thirty (30) day of such written notice, then the matter shall be submitted to a single arbitrator pursuant to the rules of procedures of the AHLA Alternative Dispute Resolution Service Rules of Procedure for Arbitration, who shall: (a) structure an amendment to the Agreement consistent with its fundamental provisions which will leave the parties as nearly as possible in the same economic positions in which they would have been under the original terms of the Agreement, had the change in the law, regulation, order or policy (or judicial interpretation thereof) not occurred; or (b) if the arbitrator determines that the change is so fundamental that revision and continuation of the Agreement is not feasible without material change, structure a termination of the Agreement that will return the parties as nearly as possible to the economic positions in which they would have been had they not entered into the Agreement without altering in a material ways the economic benefits realized during the period the Agreement was in effect, unless such alteration is necessary to remedy the illegality.

3. Authority of the Parties. Consistent with the provisions of this Agreement, Employer, as its expense, shall have the responsibility and commensurate authority to provide management and administrative services to the Practice, Employee and Employer agree that Employee shall retain the authority to direct the medical, professional, and ethical aspects of the medical practice. The parties hereto acknowledge that Employer is not authorized or qualified to engage in any activity which shall or may be deemed to constitute the practice of medicine, nor shall not engage in any activity which shall or may be deemed to constitute the practice of medicine. Therefore, and notwithstanding any provision or implication to the contrary herein, Employer shall not engage in any activity which shall or may be deemed to constitute the practice of medicine, nor shall it in any ways supervise or determine the methods or standards of the medical care provided by the Practice. Specifically, and without limitation, Employer shall not: (a) determine whether or not or when a Patient shall be admitted to the Practice and/or discharged by the Practice; or (b) determine or judge the standards and conduct of medical care set by the Practice or any of its professionals

SECTION V – MISCELLANEOUS

1. Specific Performance. It is agreed that any breach or evasion of any of the terms of this Agreement by either party hereto will result in immediate and irreparable injury to the other party, and recourse to injunction and/or specific performance, as well as to all other legal or equitable remedies to which such injured party may be entitled, will be authorized under such circumstances.

2. Indemnity. Each party (the “Indemnifying Party”) hereby agrees to indemnify, defend and hold harmless the other party from and against any and all costs, losses, claims, demands and liabilities, including reasonable attorneys’ fees which arise out of or relate to any breach by the Indemnifying Party of any of the terms and conditions in this Agreement; any negligent or intentional wrongful act of the Indemnifying Party; any act or omission of the Indemnifying Party which constitutes professional negligence; or any other act of the Indemnifying Party not authorized under the terms of this Agreement.

With respect to any lawsuits or threat of lawsuits related to Dr. Thomas T. Aoki and/or Metabolic Industries, Inc., the Company agrees to indemnify Employee against any and all costs, losses, claims, demands and liabilities, including reasonable attorneys’ fees. The indemnifying party shall promptly assume the defense of such action, including the employment of counsel (chosen by the indemnifying party) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party.

3. Waiver of Breach. The parties understand and intend that each restriction agreed to by Employee under the terms of this Agreement shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction will not affect the enforceability of the remaining restrictions. It is further understood that one or more, or all of such restrictions, may be enforced in whole or in part as the circumstance warrant. No waiver of any one breach of the provisions contained in this Agreement shall be deemed a waiver of any future breach.

4. Notices. Except as otherwise provided herein, all requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally, by facsimile (“FAX”), express courier (such as Federal Express) marked for next business day delivery, or mailed first class, postage prepaid, certified United States Mail, return receipt requested, to the party who is to receive such notice, request, demand or communication at such party’s address as set forth herein. Any party hereto may change its address for notice by giving the other party written notice of such change. Any notice given hereunder shall be shall be effective (i) if delivered personally, when delivered (ii) if sent by FAX, twenty-four (24) hours after sending, (iii) if sent by express courier, on the next business day, or (iv) if mailed, seventy-two (72) hours after the date of the mailing.

5. Commitments Binding Only Upon Written Consent. Notwithstanding any provision herein to the contrary, it is expressly understood and agreed that Employee shall not have the right to make any contracts or commitments for or on behalf of Employer without the prior written consent of Employer.

6. Entire Agreement/Amendment. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representation or agreements set forth in this Agreement. Any prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded. No changes in or additions to this Agreement shall be recognized unless and made in writing and signed by all parties hereto.

7. Successors and Assigns. The provisions of this Agreement are intended only for the regulation of relations among the parties hereto. This Agreement is not intended for the benefit of creditors or other third parties, and no rights are granted to such individuals or entities except where expressly referenced herein. However, Employer may, in its sole discretion, assign this Agreement by sale or otherwise, and the benefits and obligations of this Agreement shall inure to its successors and/or assigns.

8. Non-Exclusive Rights. The rights and the obligations of Employee under this Agreement are non-exclusive, and this Agreement shall not be construed to prevent Employer from simultaneously retaining, contracting with, or otherwise obtaining professional services from any other person or entity without the express written consent of Employee. However, Employer shall continue to be bound by the provisions of this Agreement after the assignment.

9. Captions. The headings and captions herein are intended for convenience reference only, and shall not be deemed to be interpretative of the contents of such sections.

10. Force Majeure. Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service under this Agreement resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, terrorism, accidents, fires, explosions, earthquakes, floods, strike or any similar or dissimilar cause beyond the reasonable control of either party.

11. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

12. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to its conflict of laws provisions. The county where the Practice is located shall be the sole and exclusive venue for any litigation, special proceeding, or other proceeding as between the parties that may be brought under, or arise out of this Agreement.

13. Amendments. This Agreement may be amended or altered in any of its provisions by all of the parties hereto, and any such change shall become effective when reduced to writing and signed by such parties and at such other times as said amendment may provide.

14. Settlement Negotiations. The parties hereto agree that if a controversy, dispute, claim, action or lawsuit (the “Action”) arises with a third party in connection with the matters covered by this Agreement, then each party to this Agreement shall promptly disclose to the other party in writing the existence and continuing status of any action or of any proposal, any offer or suggestion to compromise or settle any action or of any proposal, any offer or suggestion to compromise or settle any action or of negotiations relating thereto. The disclosing party shall make every reasonable attempt to include the other party in the settlement offer or negotiations. In the event the other party is not included in the settlement, the settling party shall immediately disclose to the other party in writing the acceptance of any settlement and terms relating thereto, to the extent not prohibited by the terms of such settlement.

15. Attorney Fees. In any action brought by a party to enforce the obligations of the other party hereto, the prevailing party shall be entitled to collect such party’s reasonable attorney fees (as the court having jurisdiction shall allow), court costs and expenses in such action.

16. No Act Contrary To Law. Nothing herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any statute, law, ordinance or regulation which is inconsistent with this Agreement, such statute, law, ordinance or regulation shall prevail, and, in such event, the provision herein in conflict automatically shall be curtailed, limited or eliminated to the extent necessary to bring it with legal limitations.

IN WITNESS WHEREOF, the parties hereto have executed this document or caused its execution by a duly authorized officer, all as of the day and year first above written.

DIABETIC TREATMENT CENTERS OF AMERICA, INC.

/s/ Jeff Arthur Jones
Jeff Arthur Jones

/s/ Alireza Falahati-Nini M.D
Alireza Falahati-Nini, M.D.

EXHIBIT A

A.1. Compensation: Employer shall pay Employee the following amounts as consideration for the duties performed by Employee under this Agreement: (a) the amount of $5,000.00 per month as a base salary for providing Services for up to the first eight (8) Activation Therapy treatment stations at the Treatment Center; and (b) after the first eight (8) Activation Therapy treatment stations are Patient filled, an additional $625.00 per month for every additional Patient filled station (this amount shall be pro-rated if the Patient stations are only partially filled during a calendar month). Employer shall make payments on or before the first day of each month. Employer shall make such deductions, withholdings and payments on Physician’s behalf as are required by law. This monthly compensation described in this Paragraph A.1 shall be pro-rated for the beginning and ending months of the Employment Term, with the pro-ration being based on the number of days in the calendar month. The amount of the compensation described in Paragraph A.1(a) shall not be reduced if the Activation Therapy stations are not filled in any given calendar month.

A.2. Stock Compensation: In addition to Physician’s regular compensation, Employee is eligible to receive a total of 1,000,000 shares of common stock of the Corporation upon the achievement of certain goals as identified below:

(a.2.1) 300,000 shares upon the opening of the treatment clinic at 975 East 5400 South, Suite 100, Salt Lake City, Utah 84117.

(a.2.2) 200,000 shares upon the treatment clinic at 975 East 5400 South, Suite 100, Salt Lake City, Utah 84117 earning $250,000 in net sales.

(a.2.3) 300,000 shares upon the treatment clinic at 975 East 5400 South, Suite 100, Salt Lake City, Utah 84117 achieving 75% capacity utilization.

(a.2.4) 200,000 shares upon the treatment clinic at 975 East 5400 South, Suite 100, Salt Lake City, Utah 84117 achieving $250,000 in Net Income for the first year of operation of the treatment clinic.

A.3. Availability: Employee shall be available during regular business hours for providing Services, subject to the following terms and conditions:

A.3.1. Employer acknowledges that Employee is (and during the Employment Term shall be) engaged in a private medical practice apart from Employee’s duties under the Agreement and that Employee’s availability must therefore be reasonably coordinated with that private practice.

A.3.2. Office Hours and Availability: The hours of availability of the treating physician (Employee) for patient-related issues and emergencies will be the same as the opening hours of the clinic. Patients will need to contact the treatment center with their medical issues/problems related to Metabolic Activation Therapy (MAT) during the opening hours of the treatment from 7:00 a.m. to 6:00 p.m. Monday through Saturday.